                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                     September 10, 2004

IndyMac ABS, Inc.
155 North. Lake Avenue
Pasadena, CA 91101

     Re:  IndyMac ABS, Inc.

Ladies and Gentlemen:

     We have acted as special Delaware counsel for IndyMac ABS, Inc., a Delaware corporation (the "Company") in connection with the issuance from time to time of the Certificates and Notes (each as defined below), issuable in series (each, a
"Series"). At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a)  The Registration Statement (the "Registration Statement") on Form S-3
          including a preliminary prospectus (the "Prospectus") filed by the
          Company with the Securities and Exchange Commission on ________ __,
          2004, (including the exhibits thereto listed in paragraphs (b) through
          (g) below);

     (b)  A form of the Deposit Trust Agreement (the "Trust Agreement") to be
          entered into by and between IndyMac Bank, F.S.B, as Depositor and
          Wilmington Trust Company, as Owner Trustee (including the exhibits thereto) (the "Trust Agreement"), attached as Exhibit 4.4 to the
          Registration Statement;

     (c)  A form of owner trust certificate, attached as Exhibit A to the Trust
          Agreement (individually, a "Certificate," and collectively, the
          "Certificates");

     (d)  A form of the Certificate of Trust attached as Exhibit C to the Trust
          Agreement;

IndyMac ABS, Inc.
September 10, 2004

     (e)  A form of the Indenture to be entered into between the Trust and the indenture trustee named therein (the "Indenture"), attached as Exhibit
          4.5 to the Registration Statement;

     (f)  A form of note attached as Exhibit A to the Indenture (individually, a
          "Note," and collectively, the "Notes"); and

     (g)  Forms of the Master Servicing Agreement and Loan Purchase Agreement,
          attached as Exhibits 4.6 and 10.1, respectively, to the Registration
          Statement.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

     For purposes of this opinion, we have reviewed the Registration Statement, the exhibits thereto and other documents which we deemed necessary to give the opinions expressed herein (which exhibits are listed in paragraphs (b) through
(g) above). We have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect and have not been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust and the Company) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) that each of the parties (other than the Trust and persons duly authorized to act on behalf of the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) the due execution and delivery by all parties thereto (other than the Trust and the Company and persons duly authorized to act on behalf of the Trust and the Company, respectively) of all documents examined by us, (v) the receipt by each Person to whom a Certificate or Note is to be issued (collectively, the "Holders") of a
Certificate or Note (as the case may be) for such Certificate or Note (as the case may be) and the payment for such Certificate or Note (as the case may be)

IndyMac ABS, Inc.
September 10, 2004

in accordance with the Trust Agreement (in the case of the Certificates), the
Indenture (in the case of the Notes) and the Registration Statement (in the case of the Certificates and the Notes) and (vi) that the Certificates and the Notes are issued and sold to the Holders in accordance with the Trust Agreement (in the case of the Certificates), the Indenture (in the case of the Notes) and the
Registration Statement (in the case of the Certificates and the Notes). We have not participated in the preparation of the Registration Statement (other than
Exhibits 5.1(b) and 23.1(b) thereto) and assume no responsibility for its contents (other than Exhibits 5.1(b) and 23.1(b) hereto).

     This opinion is limited to the laws of the State of Delaware(excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     The following opinions regarding enforceability are subject to (i)
applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally; (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law); and (iii)
the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, reliances, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Certificates will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     2. The Trust Agreement will constitute a legal, valid and binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

     3. The Trust will have the power and authority to execute and deliver the
Notes in accordance with the Indenture.

     In connection with the foregoing opinions, we will rely, with your permission, on one or more opinions of counsel to the Company and other part(ies) to the Trust Agreement to the effect that the execution and delivery of, and performance by, the Trust or such other part(ies) (as the case may be)
of the Trust Agreement or the Certificates (as the case may be) (i) have been duly authorized by such persons and (ii) will not conflict with the provisions of any other agreement or document to which such persons are a party. In addition, in connection with the foregoing opinions, we will rely, with your permission, on (1) an incumbency certificate from a duly authorized officer of the Company and the other parties to the documents examined

IndyMac ABS, Inc.
September 10, 2004

by us (listed in paragraphs (a) though (g) above) certifying the legal capacity of natural persons who are parties to such documents examined by us, (2) an officer's certificate of the Company certifying the due formation of the Company and the execution and delivery of the Trust Agreement and (3) a good standing certificate of the Secretary of State of Delaware certifying as to the good standing of the Company with the Secretary of State of Delaware.

     We consent to the filing of this opinion with the Securities and Exchange
Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the form of Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and
Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Richards, Layton & Finger, P.A.
                                       -----------------------------------
                                           Richards, Layton & Finger, P.A.

GCK/ks